UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2021

Health Discovery Corporation

(Exact name of registrant as specified in charter)

Georgia	333-62216	74-3002154
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Blvd, Suite 300, Atlanta GA  30319

(Address of principal executive offices / Zip Code)

(404) 566-4865

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	HDVY	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The following is an update regarding patent matters for Health Discovery Corporation (the “Company” or “HDC”). As with many legal matters, it is difficult to predict outcomes and therefore any assumption of success cannot be assured.

As previously disclosed, the United States Patent and Trade Office (“USPTO”) had declared an Interference between the Company’s Support Vector Machine – Recursive Feature Elimination (“SVM-RFE”) patent application and Intel Corporation’s (“Intel”) Patent No. 7,685,077, entitled “Recursive Feature Eliminating Method based on a Support Vector Machine”.  On February 27, 2019, the USPTO ruled in favor of the Company on the SVM-RFE patent application. The Patent Trial and Appeal Board (“PTAB”) of the USPTO issued its decision, finding that HDC is entitled to claim exclusive ownership rights to the SVM-RFE technology as set forth in the SVM-RFE patent application that was filed to provoke the Interference.

In September 2019, the USPTO issued U.S. Patent No. 10,402,685 (“SVM-RFE Patent”) for the Company’s patent application covering SVM-RFE.  The Company is the sole owner of all patents related to SVM-RFE. As a result of the issuance of the SVM-RFE Patent, the Company now has the right to exclude others from developing, commercializing, or licensing this patented technology without the uncertainty of the Interference or concerns over the ownership of the SVM-RFE patents.

On July 23, 2020, the Company filed a patent infringement lawsuit (“Infringement Lawsuit”) against Intel pertaining to the Company’s SVM-RFE technology. The lawsuit was filed in the United States District Court for the Western District of Texas, Waco Division (the “Court”). Subsequently, on October 19, 2020, Intel filed a motion to dismiss with the Court. On November 23, 2020, the Company filed a response in opposition of Intel’s motion to dismiss.

On December 21, 2020, the Court approved a scheduling order (“Scheduling Order”) for the Infringement Lawsuit. One of the items in the Scheduling Order was the Markman Hearing which was scheduled for June 3, 2021. A Markman Hearing is a pretrial hearing in a United States District Court during which a judge examines evidence from all parties on the appropriate meanings of relevant key words used in a patent claim. Prior to the Markman Hearing both parties submit Markman briefs, in which they explain their positions on the relevant key words. In the Western District of Texas, both parties file two briefs, with the Plaintiff (here, the Company) filing the Opening Brief.

Once briefing concluded on May 18, 2021, HDC and Intel submitted a Joint Claim Construction Statement to the Court. Within that Joint Claim Construction Statement, the parties identified several claim terms (i.e., key words) that were still in dispute. During the Markman Hearing on June 3, 2021, the Court considered arguments related to these disputed claim terms. Ultimately, the Court ruled in HDC’s favor on all the disputed claim terms and issued the Claim Construction Order. During the Markman Hearing, the Court also spoke regarding Intel’s pending motion to dismiss. The Court will review and determine if a hearing is needed on that motion or if it will rule on the previously filed pleadings. Per the Scheduling Order, the next step is fact discovery, which begins June 4, 2021.

Additionally, on February 27, 2021, Intel filed a Petition for Inter Partes Review (“IPR”) of the Company’s SVM-RFE technology with the PTAB of the USPTO. The Company is currently in the process of completing its response to the IPR and it will be filed shortly.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit 99.1 – Updated Joint Claim Construction Statement

Exhibit 99.2 – Claim Construction Order

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH DISCOVERY CORPORATION

Dated: June 4, 2021	By:	/s/ George H. McGovern, III
George H. McGovern, III Chairman & Chief Executive Officer

3